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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Helix Technology Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HELIX TECHNOLOGY CORPORATION

Mansfield Corporate Center
Nine Hampshire Street
Mansfield, MA 02048-9171
Telephone (508) 337-5500 — Fax (508) 337-5175

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 25, 2005, AT 11:00 A.M.

To the Stockholders of Helix Technology Corporation:

        Notice is hereby given that the 2005 Annual Meeting of Stockholders of Helix Technology Corporation will be held on Wednesday, May 25, 2005, at 11:00 a.m. at 111 Huntington Avenue, Boston, Massachusetts, for the following purposes:

  1.
  To elect a Board of Directors; and

  2.
  To transact such other business as may properly come before the meeting.

        Only stockholders of record at the close of business on May 2, 2005, are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors
Beverly L. Couturier Corporate Secretary
Mansfield, Massachusetts May 2, 2005

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. ALTERNATIVELY, PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

i

HELIX TECHNOLOGY CORPORATION

Mansfield Corporate Center
Nine Hampshire Street
Mansfield, MA 02048-9171
Telephone (508) 337-5500 — Fax (508) 337-5175

PROXY STATEMENT
FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

        This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2005 Annual Meeting of Stockholders to be held at 111 Huntington Avenue, Boston, Massachusetts, on Wednesday, May 25, 2005, at 11:00 a.m., and at any adjournments thereof. The matters to be considered and acted upon at the meeting are set forth in the attached Notice of Annual Meeting.

Record Date, Voting Rights and Outstanding Shares

        The Board of Directors has fixed May 2, 2005, as the record date for determining holders of our common stock who are entitled to vote at the Annual Meeting. As of that date there were 26,117,979 shares of common stock, $1.00 par value per share, outstanding and entitled to vote at the meeting. Each of these shares of common stock is entitled to one vote on each of the matters listed in the Notice of Annual Meeting. A majority of the outstanding shares of common stock entitled to vote and present in person or by proxy will constitute a quorum at the meeting. Votes withheld, abstentions, and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

        You may vote by mail, over the Internet, by telephone or in person at the Annual Meeting. To vote by mail, sign, date and complete the enclosed proxy card and return it in the enclosed self-addressed envelope. No postage is necessary if the proxy card is mailed in the United States. Instructions for voting over the Internet or by telephone can be found on your proxy card. If you vote by Internet or telephone, you should not return your proxy card. If you hold your shares through a bank, broker or other nominee, it will give you separate instructions for voting your shares. When the proxy card of a stockholder is duly executed and returned, the shares represented thereby will be voted in accordance with the voting instructions given on the proxy by the stockholder. If no such voting instructions are given on a proxy card with respect to one or more proposals, the shares represented by that proxy card will be voted, with respect to the election of directors, for the nominees named herein, and with respect to other proposals, in accordance with the recommendations of the Board. Stockholders may revoke their proxies at any time prior to any vote at the meeting. If you are the stockholder of record, you may change your vote and revoke your proxy by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to Beverly L. Couturier, Corporate Secretary, prior to your shares being voted, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting alone will not cause your previously granted proxy to be revoked, unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

        A plurality of the votes cast by stockholders entitled to vote at the meeting is required for the election of directors. Abstentions and broker non-votes will not be treated as votes cast for this purpose and will not affect the outcome of the election.

        This proxy statement, the Notice of Annual Meeting, and the form of proxy will be first sent to stockholders on or about May 6, 2005.

SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth certain information known to us as of May 2, 2005, (unless otherwise indicated in the footnotes to this table), with respect to the shares of our common stock that are beneficially owned as of such date by:

  (i)
  each person (including any partnership, syndicate, or other group) known to management to be the beneficial owner of more than five percent of the outstanding shares of common stock;

  (ii)
  each of our directors;

  (iii)
  our Chief Executive Officer during the fiscal year ended December 31, 2004, and the four other most highly compensated executive officers who were serving as executive officers on December 31, 2004, which we refer to collectively as the Named Executive Officers; and

  (iv)
  all of our executive officers and directors as a group.

Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to the shares shown as beneficially owned by them.

Shares Beneficially Owned
Beneficial Owner	Number	Percent of Class
5% Stockholders:
DePrince, Race & Zollo 201 South Orange Avenue Orlando, FL 32801	4,145,161(1)	15.87%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	2,109,400(2)	8.08%
State Street Research & Management Co. One Financial Center, 31st Floor Boston, MA 02111-2690	1,606,338(3)	6.15%
Non-Employee Directors:
Gideon Argov	6,000(4)	**
Frank Gabron	14,800(4)	**
Robert H. Hayes	11,900(4)	**
Marvin G. Schorr	106,800(4)	**
Alfred Woollacott, III	4,000(4)	**
Mark S. Wrighton	14,400(4)	**

Named Executive Officers:
Robert J. Lepofsky* President, Chief Executive Officer and Director	397,990(4)(5)	1.52%
James Gentilcore* Executive Vice President, Chief Operating Officer	49,176(4)	**
Jay Zager* Senior Vice President, Chief Financial Officer and Treasurer	1,407(4)	**
Robert E. Anastasi Executive Vice President	120,886(4)	**
Mark E. Jalbert Senior Vice President	34,289(4)	**
All Directors and executive officers as a group(11)	761,648(4)(5)	2.88%

*
Effective January 1, 2005, Mr. Lepofsky retired as President and Chief Executive Officer and became the Chairman of the Board of Directors. On that date, Mr. Gentilcore became the President and Chief Executive Officer and a director. Mr. Zager resigned as Senior Vice President, Chief Financial Officer and Treasurer effective February 25, 2005.

**
Less than 1 percent of shares outstanding.

(1)
As of December 31, 2004, based on a Schedule 13G filed by DePrince, Race & Zollo, Inc. ("DRZ") with the Securities and Exchange Commission (the "SEC") on January 10, 2005, which indicates that DRZ has sole dispositive and sole voting power with respect to all of these shares.

(2)
As of December 31, 2004, based on a Schedule 13G filed by T. Rowe Price Associates, Inc., ("T. Rowe Price") with the SEC on February 14, 2005, which indicates that T. Rowe Price has sole dispositive power with respect to all of these shares and sole voting power with respect to 873,700 of these shares.

(3)
As of December 31, 2004, based on a Schedule 13G filed by State Street Research & Management Company ("State Street") with the SEC on January 27, 2005, which indicates that State Street has sole dispositive power with respect to all of these shares and sole voting power with respect to 1,366,663 of these shares.

(4)
Includes shares that each named individual has the right to acquire within 60 days from May 2, 2005, through the exercise of options. The amounts listed include shares under such options as follows: Mr. Argov, 6,000; Mr. Gabron 4,000; Dr. Hayes, 2,000; Dr. Schorr, 4,000; Mr. Woollacott, 4,000; Dr. Wrighton 4,000; Mr. Lepofsky, 105,000; Mr. Anastasi, 118,750; Mr. Gentilcore, 45,250; Mr. Jalbert, 28,750 and all directors and executive officers as a group, 321,750. Also includes 1,924 shares for Mr. Lepofsky; 821 shares for Mr. Gentilcore; 1,407 shares for Mr. Zager; 2,136 shares for Mr. Anastasi; and 1,900 shares for Mr. Jalbert held in our 401(k) retirement savings plan.

(5)
Includes 40,000 shares held in a trust fund, with respect to which shares Mr. Lepofsky disclaims beneficial ownership.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than 10 percent of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our securities. Executive officers, directors, and greater-than-10-percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

        To our knowledge, based solely on our review of the copies of such reports furnished to us and other information furnished to us, our executive officers, directors and greater-than-10-percent beneficial owners have complied with all Section 16(a) filing requirements.

ELECTION OF DIRECTORS

        In accordance with Section 1 of Article III of the By-Laws, the Board has fixed the number of directors to constitute the full Board for the ensuing year at eight. Pursuant to the recommendation of the Nominating and Governance Committee, the Board has nominated Gideon Argov, Frank Gabron, James Gentilcore, Robert H. Hayes, Robert J. Lepofsky, Marvin G. Schorr, Alfred Woollacott, III, and Mark S. Wrighton. Each of the nominees is currently one of our directors and each nominee has consented to be nominated and to serve if elected. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board to replace the nominee. In the event that a vacancy occurs during the year, the Board may fill such vacancy for the remainder of the full term.

        The Board has determined that all of our directors except Mr. Lepofsky, our Chairman of the Board, and Mr. Gentilcore, our President and Chief Executive Officer, are "independent directors" as defined in the Nasdaq Stock Market listing standards.

        The Board of Directors recommends that stockholders vote FOR the election of Messrs. Argov, Gabron, Gentilcore, Lepofsky and Woollacott, and Drs. Hayes, Schorr, and Wrighton to the Board of Directors.

Name of Nominee	Age	Principal Occupation	Director Since
Gideon Argov	48	Chief Executive Officer of Mykrolis Corporation	2002
Frank Gabron	74	Retired, formerly our Chief Executive Officer	1980
James Gentilcore	52	President and Chief Executive Officer	2005
Robert H. Hayes	68	Professor Emeritus, Harvard Business School	1998
Robert J. Lepofsky*	60	Chairman of our Board of Directors, President and Chief Executive Officer of Ensign-Bickford Industries, Inc.	1987
Marvin G. Schorr*	80	Director, Tech/Ops Sevcon, Inc.	1982
Alfred Woollacott, III	58	Retired Audit Partner, KPMG	2003
Mark S. Wrighton*	55	Chancellor, Washington University, St. Louis	1990

*
Member of the Executive Committee

        In November 2004, Mr. Argov joined Mykrolis Corporation, a worldwide developer, manufacturer and supplier of liquid and gas delivery systems, components and consumables used in the semiconductor manufacturing process, as their Chief Executive Officer and a member of the Board of Directors. Prior to joining Mykrolis, Mr. Argov was a Special Limited Partner at Parthenon Capital, a Boston-based private equity partnership, since 2001. He served as Chairman, Chief Executive Officer and President of Kollmorgen Corporation from 1991 to 2000. From 1988 to 1991 he served as Chief Executive Officer of High Voltage Engineering Corporation. Prior to 1988, he led engagement teams in consulting at Bain and Company. He is a director of Fundtech, TransTechnology and Interline Brands.

        Mr. Gabron served as Chairman of our Board of Directors from January 1981 until his retirement in July 1996. He served as our President from November 1980 to February 1987, and as our Chief Executive Officer from November 1980 until December 1988.

        In January 2005, Mr. Gentilcore was elected as our President and Chief Executive Officer. He joined Helix in December 2002 as Executive Vice President and Chief Operating Officer. From 1996 to 2002, Mr. Gentilcore was with Advanced Energy Industries, Inc., a manufacturer of integrated subsystems for the semiconductor industry, most recently as Chief Operating Officer. From 1990 to 1996, Mr. Gentilcore served as Corporate Vice President of Marketing at MKS Instruments, Inc., a

manufacturer of process instrumentation and subsystems for the semiconductor industry. Before joining MKS, Mr. Gentilcore worked at Helix for several years after being with Air Products and Chemicals, Inc., in a number of senior business management positions.

        Dr. Hayes is the Philip Caldwell Professor, Emeritus at Harvard Business School, where he specializes in operations and technology management. Prior to his appointment to the Harvard Faculty in 1966, Dr. Hayes worked for IBM and McKinsey & Company. He is a director of the American Productivity & Quality Center and Applera Corporation.

        Mr. Lepofsky became Chairman of our Board on January 1, 2005. He joined Ensign-Bickford Industries, Inc., a privately held, broadly diversified company, in January 2005 as President and Chief Executive Officer. Prior to joining Ensign-Bickford, Mr. Lepofsky was our President and Chief Executive Officer from January 1989 until December 2004. He served as our President from February 1987 to January 1989. Prior to that, he served as our Chief Operating Officer from December 1982 to December 1988. Mr. Lepofsky is a director of Moldflow Corporation.

        Dr. Schorr served as Chairman of our Board from August 1996 to December 2004. He served as President and Chief Executive Officer of Tech/Ops, Inc., from 1962 to 1987 and Chairman of the Board of that company from 1981 to 1987. In 1987 Tech/Ops was reorganized into three companies: Landauer, Inc., Tech/Ops Sevcon, Inc., and Tech/Ops Corporation, of which the former two are publicly owned manufacturers of technology-based products and services, and the latter was a privately owned consulting business that was dissolved in 1999. Dr. Schorr is a director of Tech/Ops Sevcon, Inc., where he served as Chairman from 1987 to 2004. He was Chairman of the Board of Directors of Landauer, Inc., and Tech/Ops Corporation, Inc., from 1987 to 1999.

        Mr. Woollacott is a certified public accountant and was a partner with the accounting firm of KPMG from 1979 until his retirement in September 2002. During the past five years, he was an engagement partner serving primarily the high technology and healthcare companies in the greater Boston area. He also served as an SEC Reviewing Partner and a Due Diligence Assistance Reviewing Partner.

        Dr. Wrighton has been Chancellor of Washington University in St. Louis since July 1995. He was Provost of Massachusetts Institute of Technology from 1990 until 1995, and held the Ciba-Geigy Chair in Chemistry at MIT. He joined the faculty at MIT in 1972 as Assistant Professor of Chemistry, was appointed Associate Professor in 1976 and Professor in 1977. From 1981 until 1989, he held the Frederick G. Keyes Chair in Chemistry and was Head of the Department of Chemistry from 1987 until 1990. Dr. Wrighton also serves as a director of Ionics, Inc., Cabot Corporation, and A.G. Edwards, Inc.

        There are no family relationships between any director, executive officer, or person nominated or chosen by us to become one of our directors or executive officers.

CORPORATE GOVERNANCE

Board of Directors' Meetings and Committees

        The Board of Directors has three standing committees: the Human Resources and Compensation Committee, the Audit Committee, and the Nominating and Governance Committee. Current copies of each committee's charter are posted on the Investors page of our website at www.helixtechnology.com. During the fiscal year ended December 31, 2004, our Board of Directors held eight meetings, the Human Resources and Compensation Committee held five meetings, and the Audit Committee held six meetings. The Nominating and Governance Committee did not meet separately from the full Board during fiscal year 2004. All directors attended at least 90% of the aggregate of the total number of Board of Directors' meetings and meetings of the committees on which they served. Although we do not have a formal policy, we encourage directors to attend the Annual Meeting of stockholders. Last year, all of our directors attended the Annual Meeting.

        The current membership of each committee is summarized below:

Director	Human Resources and Compensation Committee	Audit Committee	Nominating and Governance Committee
Gideon Argov	—	X	Chair
Frank Gabron	—	X	—
Robert H. Hayes	Chair	—	X
Robert J. Lepofsky	—	—	—
Marvin G. Schorr	X	—	X
Alfred Woollacott III	—	Chair	—
Mark S. Wrighton	X	—	—

        Human Resources and Compensation Committee.    The Human Resources and Compensation Committee consists of Drs. Hayes, Schorr and Wrighton. The Human Resources and Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors regarding our compensation policies and programs. The Committee also administers our equity compensation plans. Each member of the Human Resources and Compensation Committee is "independent" as defined by the Nasdaq Stock Market listing standards. The Human Resources and Compensation Committee operates under a written charter adopted by the Board of Directors.

        Audit Committee.    The Audit Committee consists of Messrs. Argov, Gabron and Woollacott. The functions of the Audit Committee are to directly oversee and evaluate our independent auditors, including setting the fee, scope, and timing of the audit and any other services rendered and resolving any disagreements between our management and our independent auditors regarding financial reporting. The Audit Committee is also responsible for reviewing all of our accounting policies and procedures and reporting systems and for reviewing and discussing with our management and our independent auditors the effectiveness of our internal financial controls. The Committee monitors the independence of the auditors and reviews any proposed related party transactions. The Audit Committee also oversees the financial reporting process, including review of the audited financial statements and, based on the reviews and discussions referred to above and in its charter, it recommends to the Board whether the financial statements should be included in our Annual Report on Form 10-K. Each member of the Audit Committee is "independent" as defined by the Nasdaq Stock Market listing standards and Rule 10A-3 under the Exchange Act, and meets the Nasdaq Stock Market listing standards' financial literacy requirements for audit committee members. Each of Messrs. Argov, Gabron and Woollacott qualifies as an "audit committee financial expert" under the rules of the Securities and Exchange Commission. The Audit Committee operates under a written charter adopted by the Board of Directors.

        Nominating and Governance Committee.    The Nominating and Governance Committee consists of Mr. Argov and Drs. Hayes and Schorr. The functions of the Nominating and Governance Committee are to consider and recommend nominees for director and members of committees of the Board. Each member of the Nominating and Governance Committee is "independent" as defined by the Nasdaq Stock Market listing standards. The Nominating and Governance Committee operates under a written charter adopted by the Board of Directors.

Director Candidates

        The process followed by the Nominating and Governance Committee to identify and evaluate director candidates includes requests to the Board members and others for recommendations, meetings from time to time to evaluate biographical information and background materials relating to potential candidates and interviews of selected candidates by members of the Nominating and Governance Committee and the Board.

        In considering whether to recommend any candidate for inclusion in the Board's slate of recommended director nominees, the Nominating and Governance Committee will apply the criteria it deems appropriate, including issues of diversity, experience, skills such as understanding manufacturing, technology, financing and marketing and having an international background. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

        Stockholders may recommend individuals for the Nominating and Governance Committee to consider as potential director candidates by submitting their names and background to the "Helix Technology Corporation Nominating and Governance Committee" c/o the Corporate Secretary, Helix Technology Corporation, Mansfield Corporate Center, Nine Hampshire Street, Mansfield, Massachusetts 02048-9171. The Nominating and Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.

Communications from Stockholders

        The Board will give appropriate attention to written communications on issues that are submitted by stockholders, and will respond if, and as, appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating and Governance Committee will, with the assistance of our Corporate Secretary, (1) be primarily responsible for monitoring communications from stockholders and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate.

        Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Nominating and Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to the Board should address such communications to the Chairman of the Nominating and Governance Committee, c/o the Corporate

Secretary, Helix Technology Corporation, Mansfield Corporate Center, Nine Hampshire Street, Mansfield, Massachusetts 02048-9171.

Audit Committee Report

        In the course of its oversight of Helix's financial reporting process, including reviewing the audited financial statements, the systems of internal controls established by Helix's management and the full Board, and the overall audit process, the Audit Committee of the Board of Directors has (i) reviewed and discussed with management our audited financial statements for the year ended December 31, 2004, (ii) discussed with PricewaterhouseCoopers LLP, Helix's independent accountants, the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees, (iii) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, (iv) discussed with the auditors their independence, and (v) considered whether the provision of the nonaudit services described below under the captions "Audit-Related Fees" and "Tax Fees" by the auditors is compatible with maintaining their independence.

        Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Helix's Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

    By the Audit Committee,
    Alfred Woollacott III, (Chair)
    Gideon Argov
    Frank Gabron

        The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other of Helix's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Helix specifically incorporates the Audit Committee Report by reference therein.

INDEPENDENT AUDITORS

        The Audit Committee has selected the firm of PricewaterhouseCoopers LLP as Helix's independent public accountants for fiscal year 2005. PricewaterhouseCoopers LLP examined Helix's financial statements for fiscal year 2004. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting to respond to questions and will have the opportunity to make a statement if they desire.

Independent Auditors Fees and Services

        Aggregate fees for professional services rendered for us by PricewaterhouseCoopers LLP as of or for the years ended December 31, 2004 and 2003, were:

	2004	2003
Audit	$1,735,996	$349,625
Audit-Related	57,772	31,650
Tax	75,541	263,004
All Other	—	—

Total Fees	$1,869,309	$644,279

        Audit Fees for the years ended December 31, 2004 and 2003, respectively, were for professional services rendered for the audits of our consolidated financial statements and statutory and subsidiary audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC. For 2004, these services included the examination and evaluation of our internal controls over financial reporting in response to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

        Audit-Related Fees as of the years ended December 31, 2004 and 2003, respectively, were for assurance and related services related to employee benefit plan audits and due diligence related to mergers and acquisitions.

        Tax Fees as of the years ended December 31, 2004 and 2003, respectively, were for services related to tax compliance, including the preparation of tax returns and claims for refund; and tax planning and tax advice, including assistance with and representation in tax audits and appeals, tax services for employee benefit plans, and requests for rulings or technical advice from tax authorities.

Audit Committee's Pre-approval Policy and Procedures

        The Audit Committee of our Board of Directors adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditors. We may not engage our independent auditors to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee's pre-approval policies and procedures. The pre-approval policy describes audit, audit-related, tax and all other services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is approximately 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee. At each regularly scheduled meeting of the Audit Committee, management or the independent auditors must report to the Audit Committee any change in service provided to Helix. The Audit Committee will revise the list of general pre-approved services from time to time, based on subsequent determinations. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. Pre-approved fee levels for all services to be provided by the independent auditor will be established annually by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee. Requests or applications to provide services that require specific approval by the Audit Committee must be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at its next scheduled meeting.

        During fiscal year 2004, no services were provided to us by PricewaterhouseCoopers LLP or any other accounting firm other than in accordance with the pre-approval policies and procedures described above.

COMPENSATION AND OTHER INFORMATION CONCERNING
DIRECTORS AND OFFICERS

Director Compensation

        During 2004, each non-employee director received an annual retainer fee of $25,000 ($26,000 for committee chairs), payable in four equal quarterly installments. A director who is also our full-time employee received no additional compensation for services as a director.

        In addition, historically we have annually granted to each non-employee director an option to purchase 2,000 shares of our common stock at a purchase price equal to fair market value on the date of grant, which option vests on the one-year anniversary of the date of grant. In 2004, we made no such grants because we were evaluating our use of equity compensation generally, including with respect to directors. As a result, we adopted, effective January 1, 2005, a director compensation program that includes restricted stock awards, as described below.

        We adopted a plan commencing in 2002 which allows the members of the Board of Directors to defer receipt of all or part of their cash fees for services as a director. The deferred fees may be invested in a cash account, a stock equivalent account, or a combination of the two, as elected by the director in his or her deferral election. Interest is credited on the amount deferred in the cash account at the rate of interest applicable to ten-year treasury notes. The amount deferred into the stock equivalent account is converted into hypothetical shares of our common stock. The plan provides for an election to receive the deferred fees in either one lump sum or in installments over a period of up to five years. All distributions are made in cash. To date, no director has deferred cash fees under this plan.

        Effective January 1, 2005, we adopted a directors compensation program pursuant to which non-employee directors of Helix will (i) receive an annual retainer of $35,000, payable in quarterly installments; (ii) receive an annual restricted stock award of 2,000 shares granted under the Plan to vest in equal installments of 500 shares on a quarterly basis, subject to a retention requirement prohibiting any sale of such shares if it would reduce the value of the director's accumulated stock ownership below three times the annual retainer; (iii) receive committee meeting fees of $1,000 per meeting, payable quarterly, based on the actual number of meetings held during the quarter in which the committee member participates; (iv) receive annual chairperson fees of $5,000 for the Board, $3,000 for the Audit Committee, $2,000 for the Human Resources and Compensation Committee, and $1,000 for the Nominating and Governance Committee and (v) be reimbursed for travel and other expenses incurred in the performance of his or her duties.

Executive Compensation

        The following table provides certain summary information concerning compensation paid for services in all capacities for the years ended December 31, 2004, 2003, and 2002, to our Chief Executive Officer and each of our four other most highly compensated executive officers (hereinafter referred to as the "Named Executive Officers"):

Summary Compensation Table

	Annual Compensation							Long-Term Compensation Awards	All Other Compensation
Name and Principal Position	Year (1)	Salary ($)		Other Annual Compensation ($)		Bonus($)		Securities Underlying Stock Options (Shares)	401(k) Match ($)(4)	Other ($)(5)
Robert J. Lepofsky* President and Chief Executive Officer	2004 2003 2002	574,904 475,000 475,000	(2)			130,000 160,000 —	(3)	28,000 20,000	12,300 12,000 12,000	6,256 3,998 3,973
James Gentilcore*(6) Executive Vice President Chief Operating Officer	2004 2003 2002	317,861 300,000 17,308		19,397 79,508 5,495	(7) (7) (7)	75,000 100,000 —	(3)	92,000 7,000 75,000	11,200 12,000	1,273 1,243 71
Jay Zager (8) Senior Vice President Chief Financial Officer	2004 2003 2002	254,692 240,000 230,769				60,000 80,000 85,000	(3)	17,000 15,000 50,000	12,300 12,000 10,800	2,350 1,187 1,141
Robert E. Anastasi Executive Vice President	2004 2003 2002	276,084 260,000 260,000				70,000 90,000 —	(3)	15,000 15,000 10,000	12,300 12,000 12,000	2,365 2,321 2,365
Mark E. Jalbert Senior Vice President	2004 2003 2002	203,730 190,000 190,000				50,000 70,000 —	(3)	11,000 15,000 15,000	11,265 12,000 10,800	976 911 904

*
Effective January 1, 2005, Mr. Lepofsky retired as President and Chief Executive Officer and became the Chairman of the Board of Directors. On that date, Mr. Gentilcore became the President and Chief Executive Officer and a director.

(1)
Fiscal year 2004 was a 53 week year.

(2)
Includes amounts paid for accrued vacation.

(3)
Includes additional bonuses that were paid in April 2004 for 2003 performance.

(4)
Represents matching contributions by us under our 401(k) Plan.

(5)
Represents premiums paid by us for excess group life insurance.

(6)
Mr. Gentilcore joined us in December 2002.

(7)
Represents compensation related to relocation expenses associated with the hiring of Mr. Gentilcore.

(8)
Mr. Zager joined us in January 2002. The terms of his employment offer included a sign-on bonus of $10,000 and guaranteed a minimum bonus payment of $75,000 for fiscal year 2002. Mr. Zager resigned effective February 25, 2005.

Stock Option Grants in Last Fiscal Year

        The following table provides information concerning the grant of stock options (also reported in the Summary Compensation Table) under the Equity Incentive Plan during the year ended December 31, 2004, to the Named Executive Officers.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term (1)
	Number of Securities Underlying Options Granted (2)	Percentage of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price (Per Share)	Expiration Date
					5%	10%
Robert J. Lepofsky(2)	28,000	14.7%	$19.245	04/28/2014	$338,886	$858,804
James Gentilcore(2)	17,000	8.9%	$19.245	04/28/2014	205,752	521,417
(3)	75,000	39.3%	$17.215	12/30/2014	811,982	2,057,721
Jay Zager(2)	17,000	8.9%	$19.245	04/28/2014	205,752	521,417
Robert E. Anastasi(2)	15,000	7.9%	$19.245	04/28/2014	181,546	460,074
Mark E. Jalbert(2)	11,000	5.8%	$19.245	04/28/2014	133,134	337,387

(1)
The potential realizable value is calculated based on the term of option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission. The actual value, if any, that an executive may realize upon option exercises will depend on the excess, if any, of the price at which the underlying stock is eventually sold over the exercise price on the date the option is exercised. Accordingly, there is no assurance the value realized by an executive would be at or near the values calculated by using these assumed appreciation rates.

(2)
These options become exercisable in four equal annual installments beginning one year from the date of grant, which was April 28, 2004.

(3)
These options become exercisable in four equal annual installments beginning one year from the date of grant, which was December 30, 2004.

Aggregated Stock Option Exercises in Last Fiscal Year
And Fiscal Year-End Stock Option Values

        The following table provides information with respect to the Named Executive Officers concerning the exercise of options during our 2004 fiscal year and the value of unexercised options held at December 31, 2004.

			Number of Securities Underlying Unexercised Options Held at December 31, 2004
					Value of Unexercised In-the-Money Options at December 31, 2004 (2)
Name	Shares Acquired on Exercise	Value Realized (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert J. Lepofsky	—	—	105,000	—	$44,200	$—
James Gentilcore	—	—	39,250	134,750	247,970	295,410
Jay Zager	—	—	28,750	53,250	33,150	99,450
Robert E. Anastasi	—	—	105,000	35,000	81,850	99,450
Mark E. Jalbert	—	—	17,625	30,625	33,150	99,450

(1)
"Value Realized" represents the difference between the exercise price and the market price of the option shares on the date the option is exercised. The value realized is determined without considering any taxes that may have been owed.

(2)
Based on the mean between the high and low sale prices for our common stock as reported by the Nasdaq Stock Market on December 31, 2004, ($17.435), less the price to be paid upon exercise.

Certain Relationships and Related Transactions

        During 2004, we did not have any relationships or transactions to report under the applicable rules of the Securities and Exchange Commission.

Compensation Committee Report

        The Human Resources and Compensation Committee of the Board of Directors is composed of three independent directors. The Committee regularly reviews and approves essentially all of Helix's compensation and benefit programs and also reviews and determines the actual compensation of the Named Executive Officers, including equity awards. All compensation actions taken by the Committee are reported to and approved by the full Board of Directors, excluding employee directors. The Committee also reviews and makes recommendations to the Board on policies and programs for the development of management personnel and management structure and organization. The Committee reviews and administers the 1996 Equity Incentive Plan. The Committee reviews from time to time executive compensation reports prepared by independent organizations in order to evaluate the appropriateness of its executive compensation program.

        The Committee has used base salary to compensate the Named Executive Officers for past and ongoing contributions; awards of performance-based cash bonuses to provide incentives for enhancing near-term profitability and stockholder value; and grants of stock options to provide incentives for enhancing longer-term growth in profitability, return on equity, and stockholder value. Cash bonus awards have generally ranged in amounts up to 35% of base salary and have been awarded after reviewing actual full-year performance against the goals set at the beginning of the year. Historically, the Committee has also approved stock option grants under the Company's Equity Incentive Plan at the same time. No stock option grants were made to any Named Executive Officer in 2005 because of the transition to Helix's new executive performance compensation program emphasizing stock awards, as described below.

        These determinations have been made using the following general process: The Committee reviews Helix's annual performance plan and the individual goals and objectives of each Named Executive Officer for the ensuing year and sets target cash bonus awards that are directly linked to Helix's short-term financial performance and to the specific annual goals and objectives of each Named Executive Officer. The Committee meets annually to review Helix's performance and the performance of our Chief Executive Officer and each other Named Executive Officer in relation to Helix's performance plan for the year then ended, as well as in relation to the goals set for the Chief Executive Officer and each other Named Executive Officer, and awards bonuses accordingly. The Committee then sets base salaries and target bonus awards for the next year. The Committee has discretion to reward extraordinary accomplishments with special bonuses. In this process, the Committee first meets with the Chief Executive Officer to review Helix's performance and the performance of each of the other Named Executive Officers and then meets in an Executive Session to review the performance of all of the Named Executive Officers, including the Chief Executive Officer.

        The employment agreement with Robert J. Lepofsky, Helix's President and Chief Executive Officer until his retirement on December 31, 2004, set forth his minimum annual salary (see "Employment Agreements" below) and provided the Committee discretion to increase the minimum annual salary from time to time based upon Helix's performance and such other factors as the Committee may determine. The Committee considered the following factors in determining the base and incentive compensation payable to Mr. Lepofsky for his service in 2004: performance of management and Helix in relation to its performance plan, industry conditions and the performance of peer companies. Based on these factors, the Committee established Mr. Lepofsky's 2004 base salary at $525,000 and awarded him a cash bonus of $130,000.

        In connection with Mr. Lepofsky's retirement as President and Chief Executive Officer, Mr. Lepofsky's stock options that were vested as of December 31, 2004, were amended as of that date to extend the period in which those options can be exercised from one month to one year following his retirement. Such vested options include an option to purchase 5,000 shares at $8.595 per share, which was originally granted on April 16, 2003, and an option to purchase 100,000 shares at $20.8125 per share, which was originally granted on February 11, 1999. Options held by Mr. Lepofsky that were not vested as of December 31, 2004, were terminated. In addition, in recognition of Mr. Lepofsky's productive and long-standing service to the Company, the Board of Directors authorized the Company to make a charitable donation of up to $100,000 to one or more not-for-profit organization of Mr. Lepofsky's choice.

        In connection with Mr. Gentilcore's appointment as President and Chief Executive Officer effective January 1, 2005, the Committee approved a base salary for Mr. Gentilcore of $375,000 and, on December 30, 2004, granted Mr. Gentilcore an option to purchase 75,000 shares of common stock at an exercise price of $17.215 per share (the average of the high and low sale prices on December 30, 2004) under Helix's 1996 Equity Incentive Plan.

        Effective for the 2005 fiscal year, the Company implemented a new executive performance compensation program. Pursuant to this program, we expect to use stock awards as the primary equity incentive for our performance-based compensation. The program provides certain key employees with the opportunity to earn an annual bonus generally payable in shares of Helix's common stock. The payment of any award will be contingent upon the achievement of certain performance goals established at the beginning of each year for each participant. No bonus will be paid for performance below the minimum expected level. The number of shares awarded will be based on the average stock price of the performance year. Participants will be eligible for annual awards up to the following maximum amounts: executive officers, 100% of base salary; division leaders, 60% of base salary; and other senior staff, 40% of base salary. Other employees designated as participants will be eligible for awards in the discretion of the Committee. All awards under the Program will be denominated in dollars and generally paid in shares of Helix's common stock. Participants will be permitted, however, to elect to receive up to 35% of any award in cash. Employee will be prohibited from selling any shares received in the program, other than as permitted for tax withholding, unless after such sale the employee satisfies certain share retention requirements. Any stock awards will be granted under the Plan. Currently, the Committee expects to grant stock options only in limited circumstances.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid in any year to a company's chief executive officer and the four other most highly compensated officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limitation if certain requirements are met. Although the Committee has not adopted any specific policy with respect to the application of Section 162(m), the Committee generally seeks to structure compensation arrangements to the Company's executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m).

    By the Human Resources and Compensation Committee,
    Dr. Robert H. Hayes, (Chair)
    Dr. Marvin G. Schorr
    Dr. Mark S. Wrighton

Employment Agreements

        Mr. Lepofsky's voluntary retirement as our President and Chief Executive Officer, effective December 31, 2004, did not trigger any obligations on our part under the terms of our employment agreement with him, which expired upon his retirement. In connection with Mr. Lepofsky's retirement as President and Chief Executive Officer, we amended Mr. Lepofsky's stock options that were vested as of December 31, 2004, to extend the period in which those options can be exercised from one month to one year following his retirement. The options held by Mr. Lepofsky that were not vested as of

December 31, 2004, were terminated. In addition, we committed to make a donation in the name of Robert J. Lepofsky of up to an aggregate of $100,000 to one or more not-for-profit organizations of Mr. Lepofsky's choice.

        We have entered into employment agreements with Mr. Anastasi (August 2002), Mr. Jalbert (November 2002) and Mr. Gentilcore (December 2002). Each of these agreements terminates on the respective executive's normal retirement date, unless earlier terminated by us with or without cause (as defined in the applicable agreement) or by the executive with or without good reason (as defined in the applicable agreement). Each agreement provides for an initial base salary per year (Mr. Anastasi: $260,000; Mr. Jalbert: $190,000; and Mr. Gentilcore: $300,000), reviewed annually beginning January 1, 2003, (which base salaries may not be decreased except in conjunction with a general reduction of executive salaries), an annual cash performance bonus determined at the discretion of our Human Resources and Compensation Committee, equity awards from time to time under the Equity Incentive Plan, also at the discretion of our Human Resources and Compensation Committee, and reimbursement of expenses. The agreements also provide for each executive's participation in our Supplemental Key Executive Retirement Plan and in any other profit-sharing, retirement, group life insurance or other insurance or medical expense plan maintained by us for our senior executives generally.

        In June 2003, we entered into an employment agreement with Mr. Zager on similar terms to the foregoing agreement. Mr. Zager's voluntary resignation did not trigger any obligations on our part under the terms of such agreement.

        In March 2005, we entered into an agreement with Paul Kawa, our then Corporate Controller, to serve as our Interim Chief Financial Officer and Corporate Controller. The agreement, among other things, (a) requires Helix to give Mr. Kawa six months' advance notice of a termination of Mr. Kawa's employment without Cause (as defined in the Agreement), (b) in the event of a termination of Mr. Kawa's employment without Cause or for Good Reason (as defined in the Agreement), requires Helix to pay Mr. Kawa (i) severance in an amount up to 100% of his then-current annual base salary plus variable performance award (if any), (ii) medical, dental and life insurance benefits for a period of up to 12 months following the date of termination and (iii) outplacement services in an amount up to $5,000, and (c) prohibits Mr. Kawa from accepting any position with any company that is competitive with Helix for a period of three years following the date of termination of Mr. Kawa's employment (or two years following the date of termination without Cause or for Good Reason).

        In the event Messrs. Anastasi, Jalbert or Gentilcore is terminated by us for cause, voluntarily terminates the agreement without good reason, or reaches his normal retirement date (upon which the agreement automatically terminates), he would be entitled to any then-accrued base salary, reimbursement of then-accrued expenses and any other or additional benefits to the extent required by any of our then-applicable benefit plans or programs. In the event any one of these executives is terminated by us without cause, he would be entitled to his then-accrued base salary, a pro-rated bonus, any amounts payable pursuant to our Supplemental Retirement Plan and reimbursement of any then-accrued expenses. The executive would also be entitled to continued base salary payments, bonus payments and all other benefits otherwise payable under the agreement for 12 months if the date of termination occurs at least one year after the executive's date of hire or for 24 months if the date of termination is at least five years after the executive's date of hire, subject to certain offsets in the event the executive obtains other employment during the period. The executive's vested options would remain exercisable for up to one year after termination. In the event Messrs. Anastasi, Jalbert or Gentilcore terminates his agreement for good reason, he would be entitled to the same payments and benefits as if he had been terminated by us without cause, plus any unvested options that would have become exercisable during the two-year period after the executive's termination date would become exercisable as of the termination date.

        Each agreement also requires us to indemnify the applicable executive and in certain circumstances to reimburse such executive's costs and expenses (including legal fees) associated with a dispute arising under the applicable agreement. Each agreement imposes certain non-competition and confidentiality obligations in our favor upon the applicable executive.

Retirement Program

        The following table sets forth estimated combined annual benefits under our Pension Plan and our Supplemental Key Executive Retirement Plan (SERP), on a straight-life annuity basis, to persons in specified compensation and years-of-service categories, as if they had retired at age 65 at December 31, 2004.

Pension Plan Table

	Estimated Annual Pension (Including SERP Benefits) Based on Years of Service Indicated
Average Annual Compensation on which Retirement Benefits Are Based
	10	15	20	25	30
$200,000	$30,592	$47,374	$63,841	$80,767	$80,767
250,000	39,662	60,640	81,224	101,375	101,375
300,000	49,652	74,994	99,695	123,877	123,877
350,000	59,652	89,988	119,226	147,438	147,438
400,000	69,652	104,988	138,863	171,105	171,105
450,000	79,652	119,988	158,500	194,772	194,772
500,000	89,652	134,988	178,137	218,439	218,439
550,000	99,652	149,988	197,773	242,106	242,106

Pension Plan

        We maintain a noncontributory qualified Pension Plan for the benefit of our employees, including the individuals named in the Summary Compensation Table. Employees who are at least 21 years of age with one year of service are eligible for this plan. Contributions to the plan, which is a defined benefit plan, are not included in the Summary Compensation Table because such contributions are made on an actuarial basis and cannot be separately calculated. We recognized pension expense of $2,372,000 for 2004.

        Compensation covered by the plan includes salary but excludes bonuses or incentive awards, if any. Benefits under the plan as set forth in the table above are determined on a straight-life annuity basis, based upon years of participation completed after December 31, 1978, and highest consecutive 60-month average compensation during the last 120 months of employment and are integrated with Social Security benefits. As of December 31, 2004, Messrs. Lepofsky, Anastasi and Jalbert each had accrued 26 years of benefit service under the plan. Mr. Gentilcore had accrued six years of benefit service, including four years from prior employment with us. Mr. Zager had accrued two years of benefit service.

Supplemental Key Executive Retirement Plan (SERP)

        In 1992, we adopted a Supplemental Key Executive Retirement Plan (SERP) that is designed to supplement benefits paid to certain participants under tax-qualified retirement plans funded by us, which benefits are otherwise limited with respect to highly paid employees by the Internal Revenue Code. In general, the SERP provides that participants with 25 or more years of service who have reached the age of 65 at the time of retirement will receive a supplemental annual pension from us equal to 50 percent of the greater of such participant's (i) average compensation (as described under "Pension Plan" above) or (ii) actual compensation during the 12 months prior to retirement, less all retirement benefits provided by us. Benefits under the SERP are reduced for participants with less than 25 years of service. We recorded additional retirement costs of $267,000 in connection with the SERP in 2004.

Supplemental Benefit Plan

        In 1999, we adopted a nonqualified Supplemental Benefit Plan intended to provide for the payment of additional retirement benefits to certain key employees whose Pension Plan retirement benefits would exceed amounts permitted under the Internal Revenue Code. The supplemental unfunded benefit is equal to the amount of any benefit that would have been payable under the qualified retirement plan, but for the limitations under the Internal Revenue Code. Benefits earned under the Supplemental Benefit Plan are also subject to offset per the provisions of any benefits earned under the Supplemental Key Executive Retirement Plan.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

        Set forth below is a line graph comparing the change in the cumulative total stockholder return of our common stock against the change in the cumulative total return of the Standard & Poor's Technology Sector Composite Index and the Nasdaq Composite Index for the period of five years ended December 31, 2004. Management cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock performance.

Comparison of Five-Year Cumulative Total Return *
Among Helix Technology Corporation, Nasdaq (U.S.) Index
and S&P Technology Sector Composite Index

*
Assumes the value of the investment in Helix Technology Corporation and each index was $100 on December 31, 1999, and that all dividends were reinvested.

Cumulative Total Return

	12/99	12/00	12/01	12/02	12/03	12/04
Helix	100.00	53.50	51.84	26.20	48.78	41.85
Nasdaq U.S.	100.00	60.31	47.84	33.07	49.45	53.81
S&P Tech Sector	100.00	59.10	43.81	27.42	40.37	41.40

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table sets out the status of securities authorized for issuance under equity compensation plans at December 31, 2004.

Plan Category	Common shares to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Common shares available for future issuance under equity compensation plans (excluding securities reflected in column (a) at end of year)
	(a)		(b)	(c)
Equity compensation plans approved by stockholders:
Equity Incentive Plan	734,875	(1)	$18.3482	1,011,500
Stock Option Plan for Non-Employee Directors	34,000		$11.8056	2,000

Subtotal	768,875			1,013,500

Equity compensation plans not approved by stockholders	—		—	—

Total	768,875			1,013,500

(1)
Includes options to purchase 20,000 shares that remain outstanding from a predecessor equity compensation plan that has been terminated.

ADDITIONAL INFORMATION

Other Matters

        Management does not know of any matters to be presented at the meeting other than as described above. If any other matters properly come before the meeting and discretionary voting authority can be exercised, it is intended that the holders of the proxies will vote the proxies upon those matters in accordance with their best judgment.

Stockholder Proposals

        We must receive any stockholder proposal intended to be included in our proxy materials for the 2006 Annual Meeting of Stockholders no later than January 6, 2006. We must receive any stockholder proposal intended to be presented at such meeting in 2006 no later than March 22, 2006. Any proposal received after March 22, 2006, will be untimely and our management proxies will be permitted to use their discretionary voting authority when the proposal is raised at the 2006 Annual Meeting of Stockholders, without having advised stockholders of the proposal in the proxy statement for that meeting.

Expenses of Solicitation

        The cost of preparing, assembling, and mailing proxy materials and any other costs of soliciting proxies will be borne by us. In addition to solicitation by use of the mails, we may request brokers and banks to forward copies of proxy materials to persons for whom they hold common stock and to obtain authority for the execution and delivery of proxies. Several of our officers and employees may request the return of the proxies by telephone, facsimile, and personal interview.

        Copies of our Annual Report on Form 10-K for the year ended December 31, 2004, may be obtained by stockholders without charge upon written request addressed to Investor Relations, Helix Technology Corporation, Mansfield Corporate Center, Nine Hampshire Street, Mansfield, Massachusetts 02048-9171, or by visiting the Investors section of our website at www.helixtechnology.com.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: Investor Relations, Helix Technology Corporation, Mansfield Corporate Center, Nine Hampshire Street, Mansfield, Massachusetts 02048-9171, telephone: 508-337-5111. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

Beverly L. Couturier Corporate Secretary

May 2, 2005

HELIX TECHNOLOGY CORPORATION
CHARTER
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
February 2005

Purpose:

        The principal purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the Company's accounting and financial reporting processes and audits of the Company's financial statements, including by reviewing the financial reports and other financial information provided by the Company, the Company's disclosure controls and procedures and internal accounting and financial controls, and the annual independent audit process.

        In discharging its oversight role, the Audit Committee is granted the authority to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company, and the authority to engage independent counsel and other advisers, as the Committee determines necessary to carry out its duties.

        The outside auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders. In this connection, the Committee, as a committee of the Board, shall be directly responsible for the appointment, compensation and oversight of the work of the outside auditor in preparing or issuing an audit report or related work, including resolving any disagreements between Management and the outside auditor regarding financial reporting.

        The Committee shall receive direct reports from the outside auditor. The Committee shall be responsible for overseeing the independence of the outside auditor and for approving all auditing services and permitted non-audit services provided by the outside auditor.

        This Charter shall be reviewed by the Board for adequacy on an annual basis, or more frequently as the Board may deem appropriate.

Membership and Term of Appointment:

        The Audit Committee shall consist of not less than three Directors. A chairperson and the Committee members shall be elected annually by the affirmative vote of at least a majority of the independent Directors.

        All Committee members shall be independent Directors:

  •
  Who have no relationship to the Company that may interfere with the exercise of their independence from Management and the Company;

  •
  Who do not receive any consulting, advisory or other compensatory fee from the Company, other than in the member's capacity as a member of the Board or any of its Committees;

  •
  Who are not an "affiliated person" (as defined by applicable law or regulation) of the Company or any subsidiary, other than as a member of the Board or any of its Committees; and

  •
  Who are financially literate or, to the extent permitted by Nasdaq rules, who become financially literate within a reasonable period of time after appointment to the Committee.

        In addition, at least one member of the Committee will have accounting or related financial management expertise, and, to the extent practicable, be a "financial expert" as that term is defined by the SEC.

Quorum and Voting:

        At the meetings of the Audit Committee, the presence of a majority of all members shall be necessary to constitute a quorum for the transaction of business, and the affirmative vote of a majority of all members shall be necessary to take any action.

Rules:

        The Audit Committee may adopt such rules and regulations, not inconsistent with law nor with the provisions of the restated Certificate of Incorporation or the By-Laws, or of any applicable resolution of the Board of Directors, for the calling and holding of meetings of the Committee and for the transaction of business at such meetings, as the Committee may deem necessary and desirable. The Committee shall keep regular minutes of its proceedings, and shall report the same to the next meeting of the Board of Directors.

Resources and Authority:

        The Audit Committee shall be provided with the necessary resources, including staff and administrative support, by the Company to effectively discharge its duties and responsibilities assigned by the Board of Directors. The Audit Committee shall have the discretion to institute investigations of improprieties or suspected improprieties, including the standing authority to retain special counsel or other staff, with full access to all books, records, facilities and personnel of the Company. The Audit Committee shall have full authority to approve funding by the Company for the payment of compensation to outside auditors and any independent counsel or other advisors retained by the Committee.

Key Responsibilities:

        The Committee's role is one of oversight, and it is recognized that Management is responsible for preparing the Company's financial statements, and that the outside auditor is responsible for auditing those financial statements.

        The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. The functions are set forth as a guide, and may be varied from time to time as appropriate under the circumstances.

  •
  The Audit Committee shall meet at least four times each year and shall hold special meetings, as circumstances require. When appropriate, the Audit Committee shall meet with legal counsel to discuss legal matters that may have an impact on the Company's financial statements.

  •
  The Committee shall periodically discuss with Management and the outside auditor the quality and adequacy of the Company's internal controls and internal auditing procedures, including any significant deficiencies in the design or operation of those controls which could adversely affect the Company's ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves Management or other employees who have a significant role in the Company's internal controls, and discuss with the outside auditor how the Company's financial systems and controls compare with industry practices.

  •
  The Committee shall review with Management and the outside auditor the audited financial statements to be included in the Company's Annual Report on Form 10-K and the Annual Report to Stockholders, and shall review and consider with the outside auditor the matters required to be discussed by Statements on Auditing Standards Numbers 61 Communication with Audit Committees and 90 Audit Committee Communications.

  •
  If necessary, the Committee shall review as a whole, or through the Committee chair, with the outside auditor, prior to filing with the SEC, the Company's interim financial information to be included in the Company's Quarterly Reports on Form 10-Q and the matters required to be discussed by SAS Nos. 61 and 90.

  •
  The Committee shall periodically review with Management and the outside auditor the quality, as well as acceptability, of the Company's accounting policies, and discuss with the outside auditor how the Company's accounting policies compare with those in the industry and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with Management, the ramifications of use of such alternative disclosures and treatments, and the treatment preferred by the outside auditor.

  •
  The Committee shall periodically discuss with the outside auditor whether all material correcting adjustments identified by the outside auditor in accordance with generally accepted accounting principles and the rules of the SEC are reflected in the Company's financial statements.

  •
  The Committee shall review with Management and the outside auditor any material financial or other arrangements of the Company which do not appear on the Company's financial statements, and any transactions or courses of dealing with third parties that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company's financial statements.

  •
  The Committee shall review with Management and the outside auditor the Company's critical accounting policies and practices.

  •
  The Committee shall review with the outside auditor all material communications between the outside auditor and Management, such as any management letter or schedule of unadjusted differences.

  •
  The Committee shall request from the outside auditor annually a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard 1—Independence Discussions with Audit Committees and such other requirements as may be established by the Public Company Accounting Oversight Board, discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor's independence, and take appropriate action regarding the independence of the outside auditor.

  •
  On an ongoing basis, the Committee shall conduct an appropriate review of, and report to the Board with respect to, all proposed related-party transactions with the Company where the amount involved exceeds $60,000. All such transactions shall be subject to prior approval by the Committee. "Related-party transactions" shall be defined in accordance with the broadest applicable Nasdaq, SEC or statutory definition then in effect, and generally shall include transactions between the Company and Company Directors; executive officers; nominees for election as director; stockholders; or their respective affiliates or immediate family members.

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  The Committee shall approve the engagement of the outside auditor and shall approve, in advance, all audit services and all permitted non-audit services to be provided to the Company by the outside auditor. The Committee may designate an individual Committee member to pre-approve audit and permissible non-audit services, provided that such approvals be presented to the full Committee at the next scheduled meeting.

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  The Committee shall recommend to the Board whether, based on the reviews and discussions referred to above, the financial statements should be included in the Company's Annual Report on Form 10-K.

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  In addition to the Code of Business Conduct adopted by the Board and applicable to the Company's Directors, employees and agents, the Committee shall establish and administer an additional code of ethics specifically for senior financial officers of the Company. The code of ethics shall satisfy applicable SEC requirements and encompass such standards as are reasonably necessary to promote honest and ethical conduct; full, fair, accurate, timely and understandable SEC disclosures; and compliance with governmental rules and regulations. The Audit Committee shall have sole authority to modify the code of ethics, and any such modification shall be subject to public disclosure in accordance with applicable Nasdaq or SEC requirements. The senior financial officers of the Company shall be required to fully comply with the code of ethics, subject to any express waiver that may be granted by the Committee and publicly disclosed.

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  The Audit Committee shall review the management of the Company's Pension Plan and 401(K) Savings Plan. At least once a year the Audit Committee will meet with Management to review investment performance.

Complaint Procedures:

        Any issue of significant financial misconduct shall be brought to the attention of the Committee for its consideration. In this connection, the Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

        The existence and nature of the reporting procedures shall be communicated to all employees and, to the extent appropriate, to agents of the Company. It shall be a violation of the code of ethics to intimidate or impose any form of retribution on any employee or agent who utilizes such reporting system in good faith to report suspected violations (except that appropriate action may be taken against such employee or agent if such individual is one of the wrongdoers).

February 2005

HLX-PS-05

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TABLE OF CONTENTS
PROXY STATEMENT
SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
INDEPENDENT AUDITORS
COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
ADDITIONAL INFORMATION